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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Individual Stock Option Agreements Granted Under the Tunes.com Inc. 1997 and 1999 Stock Option Plans and Assumed by EMusic.com Inc. of our report dated January 26, 1999 with respect to the consolidated financial statements of Tunes.com Inc. and to our report dated June 22, 1998 with respect to the financial statements of Tunes Network, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-88969) and related Prospectus of EMusic.com Inc. filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
April 24, 2000